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Exhibit 10.16

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

1.	Introduction

This Master Agreement for Manufacturing Services (the “Agreement”) is entered into as of     March 16     , 2020 (the “Effective Date”), by and between Artiva Biotherapeutics, Inc., a Delaware corporation (“Artiva”), with its principal place of business located at 4747 Executive Drive, Suite 1150, San Diego, CA 92121, USA, and Green Cross Cell Corporation, a Korean corporation (“Manufacturer”), with its principal place of business located at 107, Ihyeon-ro 30 beon-gil, Giheung-gu, Yongin-si, Gyeonggi-do, 16924, Republic of South Korea.

2.	Recitals

Whereas, Manufacturer has regulatory and scientific expertise in the GIMP manufacture of pharmaceutical products and GMP-compliant facilities suitable for the manufacture of pharmaceutical products; and

Whereas, Artiva desires to engage Manufacturer to perform, and Manufacturer is willing to perform, manufacturing services with respect to one or more Products on the terms and subject to the conditions set forth in this Agreement.

Now, therefore, in consideration of the foregoing and the mutual covenants and premises contained in this Agreement, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto agree as follows:

3.	Manufacturing Services

3.1.	Definitions

3.1.1.	“Artiva Technology” shall have the meaning provided hi Section 7.2.

3.1.2.

“Batch” shall mean a specific quantity of Product that is intended to be of uniform character and quality and is produced during the same cycle of Manufacture as defined by the applicable Batch record.

3.1.3.

“Batch Documentation” shall mean all documentation, records (Batch and testing), deviations, investigations, required retain samples, specifications, databases or other work product generated by Manufacturer during and in connection with production of any Product, whether recorded in writing, electronically, or otherwise.

3.1.4.

“Certificate of Analysis” shall mean a written certificate of analysis, signed by an authorized representative of Manufacturer, which confirms that the quantity of Product in a particular Batch Manufactured by Manufacturer has been tested in accordance with the applicable acceptance tests set forth in the Specifications or the Quality Agreement and states that such Batch does or does not meet the Specifications.

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3.1.5.

“Certificate of Compliance” shall mean a document, signed by an authorized representative of Manufacturer, attesting that a particular Batch of Product was Manufactured in accordance with GMP, the applicable Manufacturing Process for such Product, and applicable laws, rules and regulations.

3.1.6.

“Executive Officers” means the Chief Executive Officer of Artiva and the Chief Executive Officer of Manufacturer, or such other person (of similar seniority within Artiva or Manufacturer) designated by Artiva or Manufacturer from time to time.

3.1.7.	“Facility” shall mean any Manufacturer facility at which any Product is manufactured, or any Services are performed.

3.1.8.	“FD&C Act” shall mean the United States Federal Food, Drug and Cosmetic Act and regulations promulgated thereunder, as each may be amended from time to time.

3.1.9.	“FDA” shall mean the United States Food and Drug Administration or any successor entity.

3.1.10.

“GMP” shall mean the current good manufacturing practices and standards applicable to phase I/11 clinical trials, as set forth in: (a) Parts 210, 211 and 610 of Title 21 of the U.S. Code of Federal Regulations (21 CFR 210, 21 CFR 211 and 21 CFR 610); and (b) European Community Directive 2003/94/EC and the Rules Governing Medicinal Products in the European Union, Volume 4 (Medicinal Products for Human and Veterinary Use: Good Manufacturing Practice); in each case, as may be amended from time to time after the Effective Date, and as interpreted by ICH Harmonised Tripartite Guidelines applicable to biotechnological/biological products.

3.1.11.

“Information” shall mean any and all technical information and know-how, including without limitation, data, instructions, processes, formulae, trade secrets, expert opinions and other information (in written or other tangible form) including, without limitation, any biological, chemical, pharmacological, toxicological, clinical, assay, control and manufacturing data, biological materials, manufacturing or related technology, analytical methodology, chemical and quality control procedures, protocols, techniques, improvements, specifications and results of experimentation and testing.

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3.1.12.

“Intellectual Property” shall mean all rights, privileges and priorities provided under applicable supranational, national, federal, state or local law, rule, regulation, statute, ordinance, order, judgment, decree, permit, franchise, license, or other government restriction or requirement of any kind relating to intellectual property, whether registered or unregistered, in any country, including without limitation: (a) all (i) patents and patent applications (including any patent that in the future may issue in connection therewith and all divisions, continuations, continuations-in-part, extensions, additions, registrations, confirmations, reexaminations, supplementary protection certificates, renewals or reissues thereto or thereof), (ii) copyrights and copyrightable works, including reports, software, databases and related items, (iii) trademarks, service marks, trade names, brand names, product names, corporate names, logos and trade dress, the goodwill of any business symbolized thereby, and all common-law rights relating thereto, and (iv) trade secrets; and (b) all registrations, applications, recordings, rights of enforcement, rights of recovery based on past infringement and any and all claims of action related thereto and licenses or other similar agreements related to the foregoing.

3.1.13.

“Latent Defect” shall mean a defect that causes a Product to fail to conform to the Specifications or to the warranties provided by Manufacturer hereunder, which defect is not discoverable upon reasonable physical inspection and testing performed pursuant to Section 5.1 and the Quality Agreement but is discovered at a later time (e.g., in the course or as a result of long-term stability studies).

3.1.14.

“Manufacture” and “Manufacturing” shall mean any steps, processes and activities necessary to produce a Product, including without limitation, the manufacturing, processing, formulation, fill/finish, handling, labeling, packaging, inspection, quality control testing, release and storage of Product.

3.1.15.

“Manufacturer Background Technology” shall mean all Information that Manufacturer uses in the manufacture of, or performance of manufacturing and development services with respect to, pharmaceutical products on behalf of its clients and any Intellectual Property pertaining thereto, that is either: (a) owned or controlled by Manufacturer on the Effective Date (other than as a result of any disclosure or provision of the same to Manufacturer by or on behalf of Artiva); or (b) developed or acquired, and owned or controlled, by Manufacturer during the Term independently of any activities conducted pursuant to this Agreement.

3.1.16.

“Manufacturer Improvement” shall mean any improvement to the Manufacturer Background Technology that: (a) is made solely by Manufacturer in the course of performing Services; (b) is not specific to the Manufacture of Product; and (c) does not use or incorporate any Product or Confidential Information of Artiva (including any Confidential Information of any third party provided to Artiva).

3.1.17.	“Manufacturer Technology” shall mean Manufacturer Background Technology and Manufacturer Improvements.

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3.1.18.

“Manufacturing Process” shall mean any and all processes (including any step in any such process) used, or planned to be used, by Manufacturer to Manufacture a Product, as evidenced in the Master Batch Record for such Product.

3.1.19.	“Master Batch Record” shall mean the formal set of instructions for the Manufacture of any Product.

3.1.20.

“Materials” shall mean starting materials, cell lines, reagents, cell culture media or processing formulations, components, excipients, other ingredients and packaging and labeling materials used in the Manufacture of any Product.

3.1.21.	“Non-Fault Delay” means a delay in the Services caused by technical difficulties that are not caused by Manufacturer and are outside the reasonable control of Manufacturer.

3.1.22.	“Product” shall mean any biological or chemical product manufactured or to be manufactured by the Manufacturer for use in phase I and II clinical trials in accordance with each Work Order.

3.1.23.	“Product Warranty” shall have the meaning provided in Section 9.3.1.

3.1.24.

“Quality Agreement” shall mean a written agreement between Artiva and Manufacturer to be entered into prior to initiation of Manufacturing of any Product that defines the quality roles and responsibilities of each party in connection with the Manufacture of such Product, in substantially the form attached hereto as Exhibit B.

3.1.25.	“Quality Representative” shall mean the individual named as a Quality Representative in the Work Order and/or in any Quality Agreement signed by both parties.

3.1.26.	“Records” shall have the meaning provided in Section 3.3.8.

3.1.27.	“Results” shall have the meaning provided in Section 3.3.5.

3.1.28.

“Services” shall mean any and all Manufacturing activities performed, or to be performed, by Manufacturer with respect to any Product pursuant to this Agreement, as more fully set out in a Work Order entered into by the parties.

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3.1.29.

“Specifications” shall mean, with respect to a particular Product, a list of tests, references to analytical procedures, and appropriate acceptance criteria that are numerical limits, ranges, or other criteria for the tests described, which establishes the set of criteria to which such Product should conform to be considered acceptable for its intended use, in each case, as in effect from time to time. The Specifications for any Product to be supplied by Manufacturer to Artiva or its designee pursuant to any Work Order (including any amendment to such Specifications) shall be provided by Artiva and attached as an exhibit to such Work Order or to the corresponding Quality Agreement.

3.1.30.	“Term” shall have the meaning provided in Section 10.1.

3.1.31.

“Work Order” shall mean a written work order for the performance of Services by Manufacturer under this Agreement, on terms and in a form mutually acceptable to the parties, signed by duly authorized representatives from both parties and referencing this Agreement.

3.1.32.

“Work Product” shall mean any and all data and results (including Results) and Products (interim and/or final) of the Services performed by Manufacturer, whether tangible or intangible, including, without limitation, all inventions, discoveries, developments, innovations, methods, techniques, protocols, processes, procedures, specifications, trade secrets, know-how, modifications, enhancements, improvements, substances, materials, writings and documentation (whether or not protectable under patent, trademark, copyright or other intellectual property laws), that are made, developed, perfected, designed, conceived or first reduced to practice by Manufacturer’s employees, agents, consultants, subcontractors or other representatives, either solely or jointly with employees, agents, consultants or other representatives of Artiva, in the course and as a result of performing the Services; but excluding Manufacturer Technology.

3.2. Project Coordination

Within ten (10) days after the date hereof, Artiva and Manufacturer shall each appoint an authorized representative and a back-up representative for the exchange of all communications, other than legal notices, related to the Services. Each party shall provide notice to the other party as to the name and title of the individuals so appointed. Each party may replace its coordinators at any time for any reason by providing written notice to the other party in accordance with Section 14.

3.3. Scope of Services

3.3.1.

Scope of Agreement. As a master form of contract, this Agreement allows the parties to contract for multiple Services through the issuance of multiple Work Orders, without having to re-negotiate the basic terms and conditions contained herein.

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3.3.2.

Performance of Services. The specific Manufacturing activities to be performed by Manufacturer with respect to a Product shall be separately specified in writing in a Work Order. Each Work Order shall be signed by both parties, shall be attached to this Agreement as part of Exhibit A, and shall set forth, upon terms mutually agreeable to the parties, the specific Services to be performed by Manufacturer, the time line and schedule for the performance of such Services and the compensation to be paid by Artiva to Manufacturer for the provision of such Services, as well as any other relevant terms and conditions. If any such Services include a technical process transfer or the production of specific deliverables (including, without limitation, engineering or validation Batches of Product, reports, Master Batch Records, Batch Documentation, and analytical results), the specifications of such technical process transfer or deliverables shall be set forth on the relevant Work Order. Each Work Order shall be subject to all of the terms and conditions of this Agreement, in addition to the specific details set forth in the Work Order. To the extent any terms or provisions of a Work Order conflict with the terms and provisions of this Agreement, the terms and provisions of this Agreement shall control, unless the Work Order expressly states the intent of the parties that a particular provision of such Work Order supersede this Agreement. The parties shall attach a copy of each Work Order to this Agreement, and each such Work Order shall be incorporated herein by reference. Any changes to such Work Order shall be in writing, executed by each party, attached to the original Work Order and incorporated therein and attached hereto as part of Exhibit A.

3.3.3.

Compliance with Work Orders, Law and Schedule. Manufacturer agrees to perform the Services set forth in each Work Order in a competent and professional manner and in strict accordance with the terms and conditions contained in this Agreement and such Work Order. Manufacturer shall perform its obligations hereunder, including but not limited to manufacturing Product for Artiva’s phase I/II clinical trials, in conformance with all applicable federal, state and local statutes, rules and regulations, including, without limitation, GMP (except to the extent otherwise specified in a Work Order) and the FD&C Act. Manufacturer shall use commercially reasonable efforts to perform the Services for Artiva’s clinical trials under each Work Order in accordance with the time line and schedule set forth in such Work Order. Manufacturer shall notify Artiva in writing promptly upon becoming aware of any circumstance that will, or could reasonably be expected to, result in any delay in performance of the Services, and the parties shall cooperate in good faith to avoid or minimize any such delay.

3.3.4.

Artiva’s Approval of Subcontractors. Manufacturer shall not subcontract any of the Services under a Work Order to any affiliated entity or any third party without first obtaining Artiva’s prior written consent. Manufacturer will at all times be responsible for the compliance of its subcontractors with the terms and conditions of this Agreement and the applicable Work Order.

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3.3.5.

Information and Material Transfer by Artiva. Artiva must deliver and successfully transfer to Manufacturer all Materials and Information described in the relevant Work Order, including, without limitation, a full description of the Manufacturing Process to enable Manufacturer to manufacture the Product. All Information must be provided in written form and in English.

3.3.6.

Results. All data generated by Manufacturer or its employees, agents, consultants, Artiva-approved subcontractors or other representatives in the course of conducting Services, whether in written, graphic or electronic form or contained in any computer database or in any computer readable form (collectively, the “Results”), will be owned solely by Artiva. Manufacturer shall record, or cause to be recorded, all Results in a timely, accurate and complete manner consistent with the industry standards that are applicable to the Manufacturing of a Product for use in phase I and II clinical trials. All Results collected shall be delivered to Artiva by Manufacturer in a timely manner throughout the performance of Services, and in no event later than [***] business days after (a) the date of completion or termination of such Services; or (b) such earlier date on which Artiva otherwise requests delivery of the Results. For purposes of clarification, this section shall apply to each Work Order individually. Artiva shall have the right to review, publish, disclose and use any Results as Artiva, in its sole discretion, deems appropriate, including, without limitation, in submission to any U.S. or foreign regulatory authority. Any copyrightable work created in connection with the performance of the Services and contained in or relating to the Results will be considered a work made for hire, whether published or unpublished, and all rights therein will be the property of Artiva as author and owner of copyright in such work.

3.3.7.

Information Transfer. If Artiva elects to Manufacture Product itself; or to have Product Manufactured by a third party, Manufacturer will provide to Artiva, or its designee, all Manufacturing information, including, without limitation, Records, copy of the Master Batch Records, SOPs, documentation, technical assistance, materials and cooperation by appropriate employees of Manufacturer as Artiva or its designee may reasonably require in order to Manufacture Product. It is the intention of the parties that Artiva or its third party designee be able to replicate any Manufacturing Process developed by Manufacturer as part of the Services, and to Manufacture each Product in the same manner as Manufacturer Manufactured such Product pursuant to this Agreement, and the parties shall discuss and agree in good faith within [***] months of the Effective Date on a technology transfer plan for the parties to implement this Section 3.3.7. Artiva will compensate Manufacturer for such assistance at reasonable hourly rate(s) set forth in the applicable Work Order, or such other reasonable rate(s) as the parties may agree in writing.

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3.3.8.

Documentation. Manufacturer shall keep complete and accurate records related to the Services, including, without limitation, reports, accounts, notes, data and records of all information and results, both in written and electronic form (collectively, “Records”). All Records will be the sole property of Artiva. Upon Artiva’s request, Manufacturer will promptly provide Artiva with complete and accurate copies of such Records. Manufacturer will not transfer, deliver or otherwise provide any such Records to any party other than Artiva, without the prior written approval of Artiva. While in the possession or control of Manufacturer, Records will be made available for inspection, examination and copying by or on behalf of Artiva, All original Records will be retained and archived by Manufacturer in accordance with GMP and applicable laws, rules and regulations, but in no case for less than [***] years following completion of the applicable Work Order (the “Retention Period”). Following the Retention Period, Manufacturer will not destroy the Records without first giving Artiva written notice and the opportunity to further store the Records at Artiva’s expense, or to have the Records transferred to Artiva or its designee at Artiva’s expense.

4.	Payment

4.1.

Estimated Cost Budget. Each Work Order shall contain an estimated budget of service fees and out-of-pocket costs (“Price”) to be incurred in the performance of Services under such Work Order, as well as additional terms and conditions relating to such estimated budget. Manufacturer shall provide to Artiva, at intervals stated in each Work Order, an accounting of costs incurred to date for Services under such Work Order and shall notify Artiva promptly in writing upon becoming aware that actual costs are likely to exceed budgeted costs.

4.2.

Invoices; Payment. Unless otherwise agreed by the parties in writing, Manufacturer shall provide to Artiva for each Work Order one or more separate invoices (to be delivered at intervals specified in such Work Order), each such invoice summarizing the Services performed during that period of time under that Work Order, the fees due under such Work Order for the performance of such Services, and the costs incurred in connection therewith. Artiva shall pay each undisputed invoice within [***] days of receipt thereof, in accordance with the applicable schedule of payments specified in such Work Order, except in the case of any undisputed invoice for the final payment installment for Batch(es) of Product supplied under a Work Order, which Artiva shall pay within [***] days after approval by Artiva’s Quality Representative of Batch Documentation, the Certificate of Analysis and the Certificate of Compliance for the applicable Batch(es). Artiva shall not be obligated to pay any amounts in excess of the fees and budgeted costs specified in a Work Order that have not been approved in writing by Artiva in advance.

4.3.

Disputed Invoices. If Artiva, in good faith, disputes the accuracy of any amounts invoiced pursuant to Section 4.2, Artiva shall provide written notice stating the reasons why the remaining disputed amount is incorrect, along with supporting documentation within [***] days from the date of invoice. In the event the parties are unable to resolve

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such dispute, Manufacturer may pursue any remedy available at law or in equity to enforce its rights hereunder. In the event that it is determined or agreed that Artiva must or will pay the disputed amount, then Artiva shall pay interest from and including the original payment due date until, but excluding, the date the disputed amount is received by Manufacturer, at the rate referenced in Section 4.4 below.

4.4.

Late Payment. If any payment due under this Agreement is not paid when due, Artiva agrees to pay to Manufacturer interest thereon from the date due at a rate per annum that is equal to [***], or at the maximum rate permitted by law.

4.5.

Financial Records. Manufacturer will keep accurate financial records of all Services performed and invoice calculations, and, upon the request of Artiva, will permit Artiva or its duly authorized agents to examine such records during normal business hours for the purpose of verifying the correctness of all such calculations.

4.6.

Taxes. All Prices shall be exclusive of VAT. Artiva shall, with respect to any laws, statutes, decree, rules, or regulations in effect on the Effective Date, be solely responsible for, shall bear and shall pay any and all government taxes and other charges imposed upon, arising out of or related to the manufacture, delivery and sale of Product to Artiva which are levied and assessed by any governmental jurisdiction or subdivision (other than taxes based upon Manufacturer’s income or assets). Such taxes and other charges shall include, by way of illustration and not limitation, value added taxes, excise taxes, sales tax and customs. Artiva shall indemnify and save Manufacturer harmless from and against the results of Artiva’s failure to pay any such taxes and charges. Taxes (and any penalties thereon) imposed on any payment made by Artiva to Manufacturer shall be the responsibility of Manufacturer.

5.	Manufacturing Capacity and Cancellation Fees

5.1.

Cancellation of GMP Batches. Artiva must pay Manufacturer the cancellation fees stated below if any Manufacturing schedule at the Facility is cancelled as a result of: [***] (each, a “Cancelled Batch”).

Timing of Notice of Cancellation	Cancellation Fees

Notice served on or after the scheduled commencement date of Manufacture of a Batch.	[***]

Notice served within [***] days	[***]

before the scheduled commencement date of Manufacture of a Batch.	[***]

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For the purpose of this Section, the date of notice of a Cancelled Batch is the earlier of: [***].

6.	Product Acceptance and Delivery

6.1.

Acceptance. Prior to the delivery of any Batch of Product and within [***] days of completion of such Batch, Manufacturer shall provide Artiva or a third party designated by Artiva with appropriate mutually agreed upon Batch Documentation in accordance with the Work Order. Batch acceptance criteria are defined in the Work Order. Artiva will review the Batch Documentation for each Batch of Product. Artiva will notify Manufacturer in writing of its acceptance or rejection of such Batch within [***] days of receipt of the complete Batch Documentation; provided, however, that in the case of a Batch of Product having any Latent Defect that is [***], Artiva may reject such Batch by giving written notice to Manufacturer of Artiva’s rejection thereof within [***] days after delivery of such Batch, but such notice may in no event be given later than the applicable expiration date of such Batch. During the [***] review period specified above, the parties agree to respond promptly within [***] days, to any reasonable inquiry by the other party with respect to the Batch Documentation.

6.2.

Delivery. Except as otherwise specified in a Work Order, all shipments of Product shall be shipped FCA (Incoterms 2010) to Artiva’s designated logistics facility. Artiva has the responsibility of delivery from the place that Manufacturer delivers the Products to Artiva’s clinical sites. Manufacturer shall deliver the Product within the period of delivery set forth in the Work Order and provide Artiva with advance notice of the anticipated date of delivery of Product. Notice will be provided at least [***] business days before Manufacturer is to deliver that Product. If Artiva is unable to receive the Product at the time of delivery, Manufacturer will store or delay the delivery of the Product at Artiva’s request and reasonable expense in accordance with the appropriate Work Order. Manufacturer will package and ship Product in accordance with Artiva’s instructions. A bill of lading will be furnished to Artiva with respect to each shipment. Artiva or its designee will conduct a quality check on delivered Products, including of container labels and container integrity, and will promptly notify Manufacturer in writing of loss, damage, defects or non-delivery of any part of a Product shipment within [***] business days after receipt of such shipment by Artiva or its designee, and if any loss, damage, defects or partial non-delivery are not evident to Artiva or its designee at the time of delivery, such notification by Artiva to Manufacturer will be made no later than [***] days after receipt as stipulated in Section 6.1 above.

6.3.

Incidents or Accidents. Manufacturer shall immediately notify Artiva in writing of any incident or accident experienced by Manufacturer that Manufacturer believes may affect the quality of the Product that Manufacturer is obligated to deliver hereunder or its ability to meet delivery date obligations hereunder. Manufacturer shall promptly investigate such incident or accident and shall provide a written report within [***] business days of the results of the investigation of such incidence or accident to Artiva.

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7.	Intellectual Property

7.1.

Pre-Existing Intellectual Property. Each party retains sole ownership of any Intellectual Property owned or controlled by that party as of the Effective Date or before the commencement of the Services (“Pre-Existing IPR”). Artiva hereby grants to Manufacturer a limited non-exclusive, non-transferable, non-sublicensable, revocable, royalty-free license under Artiva’s Pre-Existing IPR that is necessary or useful for the performance of Manufacture of Products solely to the extent necessary for Manufacturer to Manufacture the Product for Artiva and conduct the Services in accordance with the terms of this Agreement. Artiva shall inform Manufacturer of any relevant developments to its Pre-Existing IPR related to the Products so as to enable Manufacturer to use such developed Pre-Existing 1PR for the purpose of Manufacturing the Product as part of the Services. Nothing in this Agreement assigns or transfers ownership or any other rights with respect to Pre-Existing IPR except as expressly stated herein.

7.2.

Artiva Technology. Manufacturer shall promptly disclose to Artiva in writing all Work Product arising under this Agreement. All rights to Work Product, including all patent and other intellectual property rights therein (collectively, “Artiva Technology”), will be owned solely by Artiva, and Manufacturer hereby assigns all right, title and interest in and to Artiva Technology to Artiva; provided, however, that Artiva Technology shall not include Manufacturer Technology. Manufacturer shall cause any and all inventions and discoveries, whether or not patentable, constituting Work Product to be collected and recorded in a timely, accurate, complete and professional manner sufficient for patent purposes. Manufacturer and all employees, agents, consultants and subcontractors of Manufacturer shall sign and deliver to Artiva all writings and do all such things as may be necessary or appropriate to vest in Artiva all right, title and interest in and to Artiva Technology. Artiva may, in its sole discretion, file and prosecute in its own name and at its own expense, patent applications on any patentable inventions within the Work Product. At the request and expense of Artiva, Manufacturer shall assist Artiva in the preparation, filing and prosecution of such patent applications and will execute and deliver any and all instruments necessary to effectuate the ownership of such patent applications and to enable Artiva to file and prosecute such patent applications in any country.

7.3.

Manufacturer Technology. Work Product and Artiva Technology shall not include Manufacturer Technology, and, as between the parties, all Manufacturer Technology shall be owned solely by Manufacturer. In order to provide Artiva with freedom to operate with respect to Products, Manufacturer hereby grants to Artiva a limited worldwide, royalty-free, fully-paid, non-exclusive license, including the right to sublicense through multiple tiers of sublicense to Artiva’s Affiliates or third party

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contract manufacturers of Product, under Manufacturer Technology actually used by Manufacturer in the Manufacture of any Product pursuant to this Agreement solely to make, have made, use, sell, have sold, offer for sale and import such Product. However, this license does not include the right to disclose any Confidential Information of Manufacturer or Manufacturer Technology to a third party that is not a permitted sublicensee without the express prior written consent of Manufacturer. This license automatically terminates if Manufacturer terminates this Agreement under Section 10.3.

8.	CONFIDENTIALITY

8.1.

Definition of Confidential Information. For purpose of this Agreement, “Confidential Information” shall mean, subject to Section 8.3, all Information provided by or on behalf of a party (the “Disclosing Party”) to the other party (the “Receiving Party”) in connection with any Services, whether in oral, written, graphic or electronic form. Notwithstanding the foregoing, all Artiva Technology shall be deemed the Confidential Information of Artiva, regardless of which party initially discloses the same to the other party, and Artiva shall be deemed the “Disclosing Party” and Manufacturer the “Receiving Party” with respect thereto.

8.2.

Confidentiality Obligation. During the Term and for a period of [***] years thereafter, each party will maintain all Confidential Information (as defined below) of the other party as confidential and will not disclose any such Confidential Information or use any such Confidential Information for any purpose, except: (a) as expressly authorized by this Agreement, (b) as permitted by Section 8.4, or (c) to its employees, agents, consultants, subcontractors and other representatives (“Representatives”) who require access to such information to accomplish the purposes of this Agreement so long as such Representatives are under obligations regarding the confidentiality of the other party’s Confidential Information, and, in the case of Manufacturer’s Representatives, the ownership of Artiva Technology, that are consistent with and no less protective to the other party than the terms of this Agreement. Neither party shall allow access to the Confidential Information of the other party to any Representative of such party who does not require such access in order to perform such party’s obligations under, or to otherwise to accomplish the purposes of, this Agreement. The Receiving Party (defined above) may use the Confidential Information of the Disclosing Party only to the extent required to accomplish the purposes of this Agreement. The Receiving Party will use at least the same standard of care as it uses to protect its own confidential information to ensure that its Representatives do not disclose or make any unauthorized use of the Confidential Information. The Receiving Party will promptly notify the Disclosing Party upon discovery of any unauthorized use or disclosure of the Confidential Information.

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8.3.

Exceptions. Confidential Information will not include any information which the Receiving Party can demonstrate by competent evidence: (a) is now, or hereafter becomes, through no act or failure to act on the part of Receiving Party or any of its employees, agents, consultants or subcontractors, generally known or available; (b) is known by the Receiving Party at the time of receiving such information; (c) is hereafter furnished to the Receiving Party by a third party, as a matter of right and without restriction on disclosure; or (d) is independently developed by an employee or agent of the Receiving Party without knowledge and use of the Disclosing Party’s Confidential Information, as evidenced by the Receiving Party’s contemporaneously-maintained written records.

8.4.

Authorized Disclosure. Notwithstanding Section 8.2, the Receiving Party may disclose Confidential Information, without violating its obligations under this Agreement, to the extent the disclosure is required by a valid order of a court or other governmental body having jurisdiction, provided that the Receiving Party gives reasonable prior written notice to the Disclosing Party of such required disclosure and, at the Disclosing Party’s request and expense, cooperates with the Disclosing Party’s efforts to obtain a protective order preventing or limiting the disclosure and/or requiring that the Confidential Information so disclosed be used only for the purposes for which the law or regulation requires, or for which the order was issued.

9.	REPRESENTATIONS AND WARRANTIES

9.1.

Mutual Representations and Warranties. Each party represents and warrants to the other party that (a) such party is duly organized, validly existing, and in good standing under the laws of the place of its establishment or incorporation, (b) such party has taken all action necessary to authorize it to enter into this Agreement and perform its obligations under this Agreement, (c) this Agreement will constitute the legal, valid and binding obligation of such party, and (d) neither the execution of this Agreement nor the performance of such party’s obligations hereunder will conflict with, result in a breach of, or constitute a default under any provision of the organizational documents of such party, or of any law, rule, regulation, authorization or approval of any government entity, or of any agreement to which it is a party or by which it is bound.

9.2.	Artiva Representations and Warranties.

9.2.1.

Artiva represents and warrants to Manufacturer that Artiva has all necessary rights to supply to Manufacturer the Information and Manufacturing Process as stipulated in the relevant Work Order and the Artiva Pre-Existing IPR, and Manufacturer has been granted the limited right to use those items for the performance of the Services and Manufacture of the Product as set forth in this Agreement.

9.2.2.

The Information and Manufacturing Process provided by Artiva to Manufacturer as stipulated in the relevant Work Order is accurate and complete in all material respects for purposes of enabling Manufacturer to perform the Services and Manufacture of the Product according to the relevant Specification.

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9.3.	Manufacturer Representations and Warranties.

9.3.1.

Manufacturer represents and warrants to Artiva that all Product delivered by Manufacturer hereunder: (i) will, at the time of delivery, conform to the applicable Specifications in effect at the time of delivery; (ii) will have been Manufactured in compliance with GMP and the Quality Agreement and in accordance with the Manufacturing Process as described in the Master Batch Record (clauses (i) and (ii), collectively, the “Product Warranty”); and (iii) will be free and clear of any lien or encumbrance.

9.3.2.

Manufacturer further represents and warrants to Artiva that: (i) it has and will maintain during the Term all government permits, including, without limitation, health, safety and environmental permits, necessary for the conduct of the actions and procedures that it undertakes pursuant to this Agreement; (ii) each of its Representatives performing any portion of the Services shall have executed, prior to initiating such Services, a binding written agreement under which each such Representative (A) agrees to confidentiality obligations no less restrictive than those set forth herein and (B) assigns, and agrees to assign, all right, title and interest in and to Results and Artiva Technology to Manufacturer so that Manufacturer may comply with its obligations under Article 7 and (iii) it will comply with the terms of the Quality Agreement.

9.4.

No Debarment. Manufacturer hereby represents, warrants and certifies that neither it nor any of its affiliated companies performing any Services hereunder is under investigation by the FDA or any other Regulatory Authority for debarment or is presently debarred by the FDA or any other Regulatory Authority pursuant to 21 U.S.C. § 335a or its successor provisions or any similar law in any other country. In addition, Manufacturer represents, warrants and certifies that it has not engaged in any conduct or activity which could lead to any of the above-mentioned debarment actions. If, during the Term, Manufacturer or any of its affiliated companies performing any Services hereunder (i) is debarred, (ii) comes under investigation by the FDA or any other Regulatory Authority for a debarment action, or (iii) engages in any conduct or activity that could lead to any of the above-mentioned debarment actions, Manufacturer shall immediately notify Artiva of same. In the event that Manufacturer or any of its affiliated companies performing any Services hereunder becomes debarred as set forth in clause (i) above, this Agreement will automatically terminate without any further action or notice by either party. In the event that Manufacturer or any of its affiliated companies performing any Services hereunder receives notice of action or threat of action as set forth in clause (ii) above, or Artiva becomes aware of any conduct or activity by Manufacturer or any of its affiliated companies performing Services hereunder that could lead to debarment, Artiva shall have the right to terminate this Agreement immediately upon written notice to Manufacturer.

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9.5.

Debarred Persons. Manufacturer represents, warrants and covenants that, to the best of its knowledge, neither it nor any of its affiliated companies performing the Services shall employ, contract with, or retain any person directly or indirectly to perform any Services under this Agreement if such a person is under investigation by the FDA or any other Regulatory Authority for debarment or is presently debarred by the FDA or any other Regulatory Authority pursuant to 21 U.S.C. § 335a or its successor provisions or any similar law in any other country. If, during the Term, any person employed or retained by Manufacturer or any of its affiliated companies to perform any Services (i) comes under investigation by the FDA or any other Regulatory Authority for a debarment action, (ii) is debarred, or (iii) engages in any conduct or activity that could lead to any of the above-mentioned debarment actions, Manufacturer shall immediately notify Artiva of same, and Artiva shall have the right to terminate this Agreement immediately upon written notice to Manufacturer.

9.6.

Disclaimer of Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY TO THE OTHER PARTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE.

9.7.	Limitation of Liability.

9.7.1.

Manufacturer’s liability to Artiva for any loss or damage suffered by Artiva as a result of breach of this Agreement or any other liability under this Agreement or in connection with the Services is limited, in the aggregate, to [***].

9.7.2.

EXCEPT IN THE CASE OF BREACH OF ARTICLE 8, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY LOST PROFITS, LOST SAVINGS, OR ANY OTHER INCIDENTAL, SPECIAL, PUNITIVE, EXEMPLARY, OR CONSEQUENTIAL DAMAGES, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT

9.7.3.	Section 9.6.1 or Section 9.6.2 shall not be construed to limit either party’s indemnification obligations with respect to third party claims under Article 11.

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10.	TERM, TERMINATION

10.1.

Term. The term of this Agreement (the “Term”) shall commence on the Effective Date and, subject to earlier termination of this Agreement as provided in this Article 10 or extension by mutual written agreement of the parties, shall continue until the five (5) year anniversary of the Effective Date, except that, unless otherwise mutually agreed to in writing, if Services under any Work Order which have been validly executed prior to the expiration or termination of this Agreement are in progress on the five (5) year anniversary of the Effective Date, this Agreement shall expire upon completion of such Services.

10.2.

Termination of Agreement At Will. Artiva may terminate this Agreement at any time without cause upon six (6) months’ prior written notice to Manufacturer. Artiva may terminate any Work Order at any time without cause upon sixty (60) days’ prior written notice to Manufacturer. Manufacturer may terminate this Agreement, for any reason or no reason upon six (6) months’ prior written notice to Artiva. Notwithstanding the foregoing, if Services under any Work Order are in progress on the date on which Manufacturer gives notice under this Section 10.2, then, at Artiva’s option, termination under this Section 10.2 shall not be effective until the later of (a) the end of the six (6)-month notice period set forth in the preceding sentence, or (b) the date on which the Services provided under the Work Order have been completed.

10.3.

Termination of Agreement for Material Breach. A party may terminate this Agreement or any Work Order for material breach of this Agreement by the other party upon thirty (30) days’ written notice specifying the nature of the breach, if such breach has not been cured within such 30-day period. If such notice of breach is for breach of a Work Order, such notice shall note the specific Work Order under which such breach is claimed.

10.4.

Termination for Scientific or Technical Difficulties. Manufacturer may terminate any Work Order on sixty (60) days’ prior written notice to Artiva if Manufacturer reasonably concludes that it is not technically or scientifically feasible to deliver the Services contemplated by such Work Order despite applying its commercially reasonable efforts, but only if such non-feasibility is not caused by Manufacturer and is outside of Manufacturer’s reasonable control (such determination, the “Non-Feasibility Determination”). Manufacturer shall notify Artiva immediately of any Non-Feasibility Determination, including reasonable details to support such determination, and for the sixty (60) day period thereafter, the parties shall in good faith discuss the relevant scientific and technical issues in an attempt to resolve those problems. If the parties agree during those discussions that it is in fact technically and scientifically feasible for Manufacturer to deliver the Services, then the applicable Work Order shall not terminate and will continue in effect. If such an agreement cannot be reached during the sixty (60) day period, the applicable Work Order will terminate on expiration of the sixty (60) day notice period. Artiva may immediately terminate any Work Order for a Non-Fault Delay in the Services under such Work Order.

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10.5.

Payment upon Early Termination. Upon termination or expiration of this Agreement or termination of any Work Order(s), neither Manufacturer nor Artiva shall have any further obligations under this Agreement or such Work Order(s), except as set forth in Section 10.6 and except that with respect to each terminated Work Order:

10.5.1.

Manufacturer shall terminate all Services in progress, including subcontracted Services, in an orderly manner as soon as practical and in accordance with a schedule agreed to by Artiva, unless Artiva specifies in the notice of termination that Services in progress should be completed;

10.5.2.	Manufacturer shall use commercially reasonable efforts to return to the vendor for a refund all unused, returnable material in Manufacturer’s possession that are related to any such Work Order(s);

10.5.3.

Artiva (i) shall purchase from Manufacturer any existing inventories of Product conforming to the Specifications and Manufactured in accordance with GMP (if applicable) and the Manufacturing Process, at the price for such Product set forth in the applicable Work Order, and (ii) may either purchase any Product in process held by Manufacturer as of the date of the termination or direct Manufacturer to dispose of such material, in each instance, at a price to be mutually agreed (it being understood that such price will reflect, on a pro rata basis, work performed and non-cancelable out-of-pocket expenses actually incurred by Manufacturer with respect to the Manufacture of such in-process Product); and

10.5.4.

Within thirty (30) days after the termination of any Work Order(s), Manufacturer will provide to Artiva a written itemized cost statement of all Services performed in connection with the terminated Work Order(s) and a final invoice for such Work Order(s). If Artiva has paid to Manufacturer in advance more than the amount in a final invoice, then Manufacturer agrees to refund the excess payment to Artiva, or to credit the excess payment toward any other existing or future Work Order(s), at the election of Artiva.

10.5.5.

Subject to payment by Artiva of Manufacturer’s final invoice pursuant to Section 10.5.4, Manufacturer shall deliver to Artiva all Artiva-supplied Materials, equipment supplied by Artiva, all Work Product not previously delivered to Artiva, Product, retained samples (except for samples Manufacturer is required to retain pursuant to applicable law), Records, data, reports and other property, information and/or know-how in recorded form that was provided by Artiva, or developed in the performance of the Services.

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10.6.

Consequences of Termination. In the event of termination or expiration of this Agreement, Manufacturer shall provide reasonable assistance to Artiva to implement the transfer of Manufacturing responsibility for Products to Artiva or its designee. Such reasonable assistance shall include transfer of all processes, procedures, know-how and data required to Manufacture Products conforming to the Specifications (as in effect at the time of such termination) in accordance with the Manufacturing Process and FDA guidelines, including assistance of Manufacturer personnel in compiling and transferring this information. In the event of termination of this Agreement by Artiva pursuant to Section 10.3, such reasonable assistance will be provided at Manufacturer’s expense. In the event of any other termination of this Agreement, Artiva shall compensate Manufacturer at commercially reasonable hourly rate(s) to be mutually agreed by the parties for the time spent by Manufacturer employees in providing such assistance and reimburse the reasonable and documented costs incurred by Manufacturer in providing such assistance.

10.7.

Survival. Expiration or termination of this Agreement will not relieve the parties of any obligation accruing prior to such expiration or termination. Sections 3.3.5, 3.3.7, 3.3.8, 4.3, 6.1, 6.3, 9.6, 9.7, 10.5, 10.6 and 10.7 and Articles 7, 8, 11, 12, 13, 14, 15, 16 and 17 will survive expiration or termination of this Agreement.

11.	INDEMNIFICATION; LIABILITY

11.1.

Artiva Indemnification. Artiva hereby agrees to save, defend, indemnify and hold harmless Manufacturer and its officers, directors, employees, consultants, contractors and agents (“Manufacturer Indemnitees”) from and against any and all losses, damages, liabilities, expenses and costs, including reasonable legal expense and attorneys’ fees (“Losses”), to which any such Manufacturer Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any third party to the extent such Losses arise out of: (a) the material breach by Artiva of any representation, warranty, covenant or agreement made by it under this Agreement or the Quality Agreement; (b) the gross negligence or willful misconduct of any Artiva Indemnitee; or (c) the development, manufacture, use, handling, storage, sale or other disposition of any Product by or on behalf of Artiva (including, without limitation, any claim by any third party that the development, manufacture, use, handling, storage, sale or other disposition of any Product infringes or misappropriates the intellectual property rights of such third party, except to the extent such claim relates solely to Manufacturer Technology used in connection therewith); except, in each case, to the extent such Losses result from the material breach by Manufacturer of any representation, warranty, covenant or agreement made by it under this Agreement or the gross negligence or willful misconduct of any Manufacturer Indemnitee.

11.2.

Manufacturer Indemnification. Manufacturer hereby agrees to save, defend, indemnify and hold harmless Artiva and its officers, directors, employees, consultants, contractors and agents (“Artiva Indemnitees”) from and against any and all Losses to which any such Artiva Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any third party to the extent such Losses arise out of: (a)

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the material breach by Manufacturer of any representation, warranty, covenant or agreement made by it under this Agreement or the Quality Agreement, or (b) the gross negligence or willful misconduct of any Manufacturer Indemnitee; except, in each case, to the extent such Losses result from the, material breach by Artiva of any representation, warranty, covenant or agreement made by it under this Agreement, or the gross negligence or willful misconduct of any Artiva Indemnitee.

11.3.

Control of Defense. In the event a party seeks indemnification under Section 11.1 or 11.2, it shall inform the other party (the “Indemnifying Party”) of a claim as soon as reasonably practicable after it receives notice of the claim, shall permit the Indemnifying Party to assume direction and control of the defense of the claim (including the right to settle the claim solely for monetary consideration provided that such settlement does not involve any admission wrongdoing on the part of the indemnified party), and shall cooperate as requested (at the expense of the Indemnifying Party) in the defense of the claim.

12.

INSURANCE Manufacturer, at its own expense, shall maintain appropriate insurance (or self-insure) in an amount consistent with sound business practice and reasonable in light of its obligations under this Agreement during the Term, including insurance covering loss or damage to the Facility and Artiva’s property and materials in the care, custody and control of Manufacturer, valued at replacement cost. Manufacturer shall provide a certificate of insurance (or evidence of self-insurance) evidencing such coverage to Artiva upon request.

13.	DISPUTE RESOLUTION

13.1.

Disputes. The parties recognize that disputes as to certain matters arising under or relating to this Agreement or either party’s rights or obligations hereunder may from time to time arise. It is the objective of the parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the parties agree to follow the procedures set forth in this Article 13 to resolve any controversy or claim arising out of, relating to or in connection with any provision of this Agreement, if and when a dispute arises under this Agreement.

13.2.

Internal Resolution. With respect to all disputes arising between the parties under this Agreement, including any alleged breach under this Agreement or any issue relating to the interpretation or application of this Agreement, if the parties are unable to resolve such dispute within [***] days after such dispute is first notified by either party in writing to the other, the parties shall refer such dispute to the Executive Officers (or their designees) for attempted resolution by good faith negotiations within [***] days after such notice is received, including at least one (I) in person meeting of the Executive Officers within [***] days after such notice referring the dispute to the Executive Officers is received.

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13.3.

Binding Arbitration. If the Executive Officers of the parties are not able to resolve such disputed matter within [***] days and either party wishes to pursue the matter, each such dispute, controversy or claim, subject to Section 13.4, shall be finally resolved by binding arbitration administered by the International Chamber of Commerce (“ICC’) pursuant to its Dispute Resolution Rules then in effect, and judgment on the arbitration award may be entered in any court having jurisdiction thereof. The parties agree that:

13.3.1.

The arbitration shall be conducted by a panel of three (3) persons experienced in the pharmaceutical business. Within [***] days after initiation of arbitration, each party shall select one (1) person to act as arbitrator and the two (2) party-selected arbitrators shall select a third arbitrator within [***] days of their appointment. If the arbitrators selected by the Parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be appointed by the ICC. The place of arbitration shall be New York, New York, and all proceedings and communications shall be in English.

13.3.2.

Either party may apply to the arbitrators for interim injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. Either party also may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any injunctive or provisional relief necessary to protect the rights or property of that party pending the arbitration award. The arbitrators shall have no authority to award punitive or any other type of damages not measured by a party’s compensatory damage. Each party shall bear its own costs and expenses and attorneys’ fees and an equal share of the arbitrators’ fees and any administrative fees of arbitration, unless the arbitrators determine that a party has incurred unreasonable expense due to vexatious or bad faith position taken by the other party, in whichevent, the arbitrators may make an award of all or any portion of such expenses so incurred.

13.3.3.

Reasons for the arbitrators’ decisions should be complete and explicit, including reasonable determinations of law and fact. The written reasons should also include the basis for any damages awarded and a statement of how the damages were calculated. Such a written decision shall be rendered by the arbitrators following a full comprehensive hearing, no later than [***] months following the selection of the arbitrators under Section 13.3.1

13.3.4.

Except to the extent necessary to confirm an award or as may be required by applicable Laws, neither Party nor any arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of both parties. In no event shall an arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the dispute, controversy or claim would be barred by the applicable statute of limitations.

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13.4.

Excluded Disputes. Notwithstanding Section 13.3, any dispute, controversy or claim relating to (a) the scope, validity, enforceability or infringement of any Patent, trademark or copyright or (b) any antitrust, anti-monopoly or competition law or regulation, whether or not statutory shall be submitted to a court of competent jurisdiction.

14.	GENERAL PROVISIONS

14.1.	No Implied Licenses. No right or license is granted under this Agreement by either party to the other, either expressly or by implication, except those specifically set forth herein.

14.2.

Independent Contractor Relationship. Manufacturer’s relationship with Artiva will be that of an independent contractor, and nothing in this Agreement should be construed to create a partnership, joint venture, or employer-employee relationship. Manufacturer is not an agent of Artiva and is not authorized to make any representation, contract, or commitment on behalf of Artiva.

14.3.

Use of Names. Neither party shall use the other party’s name or the names of the other party’s employees in any advertising, sales or promotional material or in any publication without prior written permission of the other party.

14.4.

Governing Law. Resolution of all disputes, controversies or claims arising out of, relating to or in connection with this Agreement or the performance, enforcement, breach or termination of this Agreement and any remedies relating thereto, shall be governed by and construed under the substantive laws of the Republic of Korea, without regard to conflicts of law rules. The UN Convention on Contracts for the International Sale of Goods will not apply to this Agreement.

14.5.

Entire Agreement; Modification. This Agreement (including any Exhibit(s) hereto) and the Quality Agreement is both a final expression of the parties’ agreement and a complete and exclusive statement with respect to all of its terms. This Agreement and the Quality Agreement supersedes all prior and contemporaneous agreements and communications, whether oral, written or otherwise, concerning any and all matters contained herein. This Agreement may only be modified or supplemented in a writing expressly stated for such purpose and signed by an authorized representative of each party.

14.6.

Non-Waiver. The failure of a party to insist upon strict performance of any provision of this Agreement or to exercise any right arising out of this Agreement shall neither impair that provision or right nor constitute a waiver of that provision or right, in whole or in part, in that instance or in any other instance. Any waiver by a party of a particular provision or right shall be in writing, shall be as to a particular matter and, if applicable, for a particular period of time and shall be signed by an authorized representative of such party.

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14.7.

Assignment. Except as expressly provided hereunder, neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred by either party without the prior written consent of the other party (which consent shall not be unreasonably withheld); provided, however, that Artiva may assign this Agreement and its rights and obligations hereunder without Manufacturer’s consent in connection with the transfer or sale of all or substantially all of Artiva’s business to which this Agreement relates to an affiliate or third party, whether by merger, sale of stock, sale of assets or otherwise. Except as expressly provided herein, Manufacturer may not subcontract or otherwise delegate its obligations under this Agreement without Artiva’s prior written consent. The rights and obligations of the parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties, and the name of a party appearing herein will be deemed to include the name of such party’s successors and permitted assigns to the extent necessary to carry out the intent of this section. Any assignment not in accordance with this Agreement shall be void.

14.8.	No Third-Party Beneficiaries. This Agreement is neither expressly nor impliedly made for the benefit of any party other than those executing it.

14.9.

Severability. It; for any reason, any part of this Agreement is adjudicated invalid, unenforceable or illegal by a court of competent jurisdiction, then such adjudication shall not, to the extent feasible, affect or impair, in whole or in part, the validity, enforceability or legality of any remaining portions of this Agreement. All remaining portions shall remain in full force and effect as if the original Agreement had been executed without the invalidated, unenforceable or illegal part.

15.	Notices

Any notice to be given under this Agreement must be in writing and delivered either in person, by any method of mail (postage prepaid) requiring return receipt, or by overnight courier or facsimile confirmed thereafter by any of the foregoing, to the party to be notified at its address given below, or at any address such party has previously designated by prior written notice to the other. Notice shall be deemed sufficiently given for all purposes upon the earliest of: (a) if delivered in person, the date of actual receipt; (b) if mailed, five (5) days after the date of postmark; (c) if delivered by overnight courier, the next business day the overnight courier regularly makes deliveries; or (d) if delivered by facsimile during the business hours, on the date of delivery shown on the transmission confirmation slip which is to be sent by mail.

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If to Artiva, notices must be addressed to:

Artiva Biotherapeutics, Inc.

4747 Executive Drive, Suite 1150

San Diego, CA 92121

Attention: Chief Executive Officer

With copies (which shall not constitute notice) to:

Cooley LLP

4401 Eastgate Mall

San Diego, CA 92121-1909

Attention: L. Kay Chandler

FAX: +1 858 550 6420

If to Manufacturer, notices must be addressed to:

Green Cross Cell Corporation

107, Ihyeon-ro 30 beon-gil, Giheung-gu, Yongin-si,

Gyeonggi-do, 446-850, 16924, Republic of South Korea.

Attention: Deputy General Manager ([***])

In the event of a change of notice address, recipient or both, a party shall provide the other party written notice pursuant to this Section 15 setting forth the new address and/or recipient, as appropriate.

16.	Force Majeure

Each party shall be excused from liability for the failure or delay in performance of any obligation under this Agreement by reason of any event beyond such party’s reasonable control including but not limited to Acts of God, fire, flood, explosion, earthquake, or other natural forces, war, civil unrest, acts of terrorism, accident, destruction or other casualty, any lack or failure of transportation facilities, any lack or failure of supply of raw materials, any strike or labor disturbance, or any other event similar to those enumerated above. Such excuse from liability shall be effective only to the extent and duration of the event(s) causing the failure or delay in performance and provided that the party has not caused such event(s) to occur. Notice of a party’s failure or delay in performance due to force majeure must be given to the other party within [***] business days after its occurrence. All delivery dates under this Agreement that have been affected by force majeure shall be tolled for the duration of such force majeure. In no event shall any party be required to prevent or settle any labor disturbance or dispute.

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17.

Interpretation. The headings of clauses contained in this Agreement preceding the text of the sections, subsections and paragraphs hereof are inserted solely for convenience and ease of reference only and shall not constitute any part of this Agreement, or have any effect on its interpretation or construction. All references in this Agreement to the singular shall include the plural where applicable, and all references to gender shall include both genders and the neuter. Unless otherwise specified, references in this Agreement to any section shall include all subsections and paragraphs in such Section and references in this Agreement to any subsection shall include all paragraphs in such subsection. All references to days in this Agreement shall mean calendar days, unless otherwise specified. Ambiguities and uncertainties in this Agreement, if any, shall not be interpreted against either party, irrespective of which party may be deemed to have caused the ambiguity or uncertainty to exist. This Agreement has been prepared in the English language, and the English language shall control its interpretation. In addition, all notices required or permitted to be given hereunder, and all written, electronic, oral or other communications between the parties regarding this Agreement, shall be in the English language.

18.	Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original document, and all of which, together with this writing, shall be deemed one instrument.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement for Manufacturing Services on the Effective Date.

ARTIVA BIOTHERAPEUTICS, INC.	GREEN CROSS CELL CORPORATION

By: /s/ Thomas Farrell	By: /s/ Duck Joo Lee
Title: President & CEO	Title: Duck Joo Lee CEO
Date: March 16, 2020	Date: March 16, 2020

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Exhibit A

Work Order 1

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Exhibit B

Quality Agreement

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